FOR IMMEDIATE RELEASE
October 31, 2008

Contact:     Amy E. Essex
             Chief Financial Officer, Treasurer & Corporate Secretary
             First Federal of Northern Michigan Bancorp, Inc.
             (989) 356-9041

                FIRST FEDERAL OF NORTHERN MICHIGAN BANCORP, INC.
                        ANNOUNCES THIRD QUARTER EARNINGS

Alpena,  Michigan - (October  31,  2008)  First  Federal  of  Northern  Michigan
Bancorp, Inc. (Nasdaq: FFNM) (the "Company") reported a consolidated net loss of $635,000, or $0.22 per basic and diluted share, for the quarter ended September
30, 2008 compared to a consolidated net loss of $25,000, or $0.01 per basic and diluted share, for the quarter ended September 30, 2007.

The consolidated net loss for the nine months ended September 30, 2008 was $917,000, or $0.32 per basic and diluted share, compared to $239,000, or $0.08 per basic and diluted share, for the nine months ended September 30, 2007.

Michael W. Mahler, President and Chief Executive Officer of the Company, commented "Our major issue this past quarter was the continued deterioration of a large commercial credit. We were conservative in our investment portfolio and therefore did not experience the losses on Freddie and Fannie preferred stock, Sub Prime/Alt A mortgage-backed securities, auction rate securities or Trust
Preferred securities that many of our competitors experienced. We recorded substantial growth in deposits this past quarter as depositors became less concerned about rate and more concerned about the safety of their deposits. We believe this is a unique opportunity for us to leverage our capital and seek ways to increase earnings."

Selected Financial Ratios
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                                                                    For the Three Months Ended September 30
                                                              ----------------------------------------------------
                                                                       2008                         2007
                                                              ------------------------     -----------------------

Performance Ratios:
Net interest margin                                                             2.91%                       3.32%
Average interest rate spread                                                    2.50%                       2.86%
Return on average assets*                                                      -1.02%                      -0.04%
Return on average equity*                                                      -7.81%                      -0.28%

* Annualized

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                                                                                     As of
                                                              ----------------------------------------------------
                                                                September 30, 2008           December 31, 2007
                                                              ------------------------     -----------------------
Asset Quality Ratios
Non-performing assets to total assets                                           3.88%                       4.15%
Non-performing loans to total loans                                             4.21%                       4.54%
Allowance for loan losses to non-performing assets                             28.36%                      38.53%
Allowance for loan losses to total loans                                        1.42%                       1.95%


Financial Condition

Total assets of the Company at September 30, 2008 were $254.2 million, an increase of $3.4 million, or 1.4%, over assets of $250.8 million at December 31, 2007. The ratio of total nonperforming assets to total assets was 3.88% at September 30, 2008 compared to 4.15% at December 31, 2007. Non-performing assets decreased by $552,000 from December 31, 2007 to September 30, 2008 due primarily to the collection of SBA guarantees on two commercial loans and to the partial charge-off of one commercial real-estate loan, partially offset by additions to our non-performing assets during the nine month period. The Company continues to pursue options to reduce the level of non-performing assets.

Stockholders' equity decreased by $1.2 million from $32.5 million at December 31, 2007 to $31.3 million at September 30, 2008. The decrease in equity was attributable primary to the net loss for the nine month period of $917,000 and dividends of $433,000.

Results of Operations

Interest income decreased to $3.5 million for the three months ended September 30, 2008 from $4.1 million for the year earlier period. Interest income decreased by $1.7 million to $10.6 million for the nine-month period ended September 30, 2008 from $12.3 million for the same period in 2007. The decreases in interest income were due primarily to two factors: a decrease in the average balance of our interest-earning assets due to reductions in the size of our loan portfolio and a decrease in the yield on interest-earning assets due in part to lower market interest rates.

Interest expense decreased to $1.8 million for the three months ended September 30, 2008 from $2.1 million for the three months ended September 30, 2007. Interest expense for the nine months ended September 30, 2008 decreased to $5.5 million from $6.4 million for the nine months ended September 30, 2007. The decrease in interest expense for the three- and nine-month periods was due primarily to decreases in the average balance of and interest rates on our Federal Home Loan Bank Advances period over period as well as a decrease in our cost of funds related to higher-costing certificates of deposits which matured and re-priced lower.

The Company's net interest margin decreased to 2.91% for the three-month period ended September 30, 2008 from 3.32% for the same period in 2007. During this time period, the average yield on interest-earning assets decreased 77 basis points to 5.92% from 6.69%, while the cost of funds decreased 41 basis points to

3.42% from 3.83%. For the nine-month period ended September 30, 2008, the interest rate spread decreased to 2.51% from 2.68% for the same period in 2007. During this time period, the average yield on interest-earning assets decreased 52 basis points to 6.03% from 6.55%, while the cost of funds decreased 34 basis points to 3.53% from 3.87%.

The provision for loan losses for the three-month period ended September 30, 2008 was $875,000, as compared to $111,000 for the prior year period. For the nine-month period ended September 30, 2008, the provision for loan losses was $1.2 million as compared to $310,000 for the same period ended September 30, 2007. The increase in provision for both the three- and nine-month periods related primarily to an additional provision for a large commercial relationship that continued to deteriorate. The provision was based on management's review of the components of the overall loan portfolio, the status of non-performing loans and various subjective factors.

Non interest income decreased from $1.0 million for the three months ended September 30, 2007 to $652,000 for the three months ended September 30, 2008. Non interest income decreased from $2.9 million for the nine months ended September 30, 2007 to $2.5 million for the nine months ended September 30, 2008. The decreases for both the three- and nine-month periods were primarily attributed to a decrease in insurance brokerage commissions due to the sale in April 2008 of the exclusive Blue Cross Blue Shield insurance contract, partially offset by increases in service charges and other fees and mortgage banking activities income.

Non interest expense decreased from $3.0 million for the three months ended September 30, 2007 to $2.4 million for the three months ended September 30, 2008. Non interest expense decreased from $8.9 million for the nine months ended September 30, 2007 to $7.7 million for the nine months ended September 30, 2008. The decreases period over period were mainly the result of prepayment penalties of $293,000 paid on FHLB advances during the nine months ended September 30, 2007, reductions in compensation and benefit expenses due to the closure of one of our under-performing branches and other cost-cutting measures, as well as a reduction in insurance brokerage commission expense due to the sale in April 2008 of the exclusive Blue Cross Blue Shield insurance contract.

Safe Harbor Statement

This news release and other releases and reports issued by the Company, including reports to the Securities and Exchange Commission, may contain "forward-looking statements." The Company cautions readers not to place undue reliance on any such forward-looking statements, which speak only as of the date made. The Company is including this statement for purposes of taking advantage of the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995.

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First Federal of Northern Michigan Bancorp, Inc. and Subsidiaries
Consolidated Balance Sheet
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                                                                                        September 30, 2008       December 31, 2007
                                                                                           (Unaudited)
ASSETS
Cash and cash equivalents:
Cash on hand and due from banks .........................................................    $ 4,165,050               $ 3,567,858
Overnight deposits with FHLB ............................................................      7,117,803                 1,772,999
Total cash and cash equivalents .........................................................     11,282,853                 5,340,857
Securities AFS  .........................................................................     24,218,210                20,680,913
Securities HTM ..........................................................................      4,074,502                 2,770,000
Loans held for sale .....................................................................        367,722                         -
Loans receivable, net of allowance for loan losses of $2,791,922 and
         $4,013,454 as of September 30, 2008 and December 31, 2007, respectively ........    194,495,330               201,333,427
Foreclosed real estate and other repossessed assets .....................................      1,537,310                 1,279,543
Federal Home Loan Bank stock, at cost ...................................................      4,196,900                 4,196,900
Premises and equipment ..................................................................      7,230,339                 7,619,016
Accrued interest receivable .............................................................      1,586,094                 1,699,706
Intangible assets .......................................................................      1,495,145                 2,093,735
Goodwill ................................................................................      1,408,604                 1,396,854
Other assets ............................................................................      2,349,197                 2,420,340
Total assets ............................................................................   $254,242,206             $ 250,831,292

LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities:
Deposits ................................................................................  $ 176,349,954             $ 164,469,673
Advances from borrowers for taxes and insurance .........................................        166,092                       729
Federal Home Loan Bank advances and Note Payable ........................................     45,968,651                52,683,795
Accrued expenses and other liabilities ..................................................        410,405                 1,173,550

Total liabilities .......................................................................    222,895,102               218,327,747

Stockholders' equity:
Common stock ($0.01 par value 20,000,000 shares authorized
  3,191,999 shares issued)...............................................................         31,920                    31,920
Additional paid-in capital ..............................................................     24,377,322                24,327,466
Retained earnings  ......................................................................     11,066,347                12,416,364
Treasury stock at cost (307,750 shares)..................................................     (2,963,918)               (2,963,918)
Unallocated ESOP ........................................................................       (883,291)                 (958,651)
Unearned compensation ...................................................................       (317,486)                 (414,549)
Accumulated other comprehensive income...................................................         36,210                    64,913
Total stockholders' equity ..............................................................     31,347,104                32,503,545

Total liabilities and stockholders' equity ..............................................  $ 254,242,206             $ 250,831,292
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First Federal of Northern Michigan Bancorp, Inc. and Subsidiaries
Consolidated Statement of Income

                                                                        For the Three Months             For the Nine Months
                                                                         Ended September 30,             Ended September 30,

                                                                         2008            2007             2008           2007
                                                                             (Unaudited)                       (Unaudited)
Interest income:
Interest and fees on loans ......................................      3,156,924        3,709,722     $ 9,575,347      $ 10,896,898
Interest and dividends on investments ...........................        248,386          416,676         764,630         1,350,677
Interest on mortgage-backed securities ..........................        119,501           13,395         265,793            79,922
Total interest income ...........................................      3,524,811        4,139,793      10,605,770        12,327,497

Interest expense:
Interest on deposits ............................................      1,275,690        1,391,569       3,811,954         4,200,920
Interest on borrowings ..........................................        532,247          708,554       1,653,578         2,247,734
Total interest expense ..........................................      1,807,937        2,100,123       5,465,532         6,448,654

Net interest income .............................................      1,716,874        2,039,670       5,140,238         5,878,843
Provision for loan losses .......................................        875,431          110,957       1,242,665           309,937
 Net interest income after provision for loan losses ............        841,443        1,928,713       3,897,573         5,568,906

Non Interest income:
Service charges and other fees ..................................        245,162          236,870         708,447           649,844
Mortgage banking activities .....................................         85,665           77,673         316,382           277,104
  (Loss) gain on sale of available-for-sale investments .........              -                -          16,052           (96,655)
Net gain (loss) on sale of premises and equipment,
  real estate owned and other repossessed assets ................          5,403           (6,691)         28,497           (19,109)
Other ...........................................................         18,076           12,756          67,358            38,094
 Insurance & Brokerage Commissions ..............................        298,059          701,520       1,315,255         2,043,519
Total non interest income .......................................        652,365        1,022,127       2,451,991         2,892,797

Non interest expenses:
Compensation and employee benefits ..............................      1,411,486        1,560,340       4,321,082         4,651,267
SAIF Insurance Premiums .........................................         33,443            5,070          85,238            15,936
Advertising .....................................................         47,714           75,302         128,860           160,623
Occupancy .......................................................        330,703          358,052       1,053,770         1,101,993
Amortization of intangible assets ...............................        100,162          122,531         325,327           370,725
Service Bureau Charges ..........................................         72,432           73,593         240,518           237,178
Insurance & Brokerage Commission Expense ........................         (1,169)         245,193         309,874           719,391
Professional Services ...........................................        112,423           76,537         313,789           247,443
Other  ..........................................................        341,162          507,308         950,604         1,413,192
Total non interest expenses .....................................      2,448,355        3,023,925       7,729,062         8,917,748

Loss before income tax benefit ..................................       (954,548)         (73,084)     (1,379,498)         (456,045)
Income tax benefit ..............................................       (319,814          (48,428        (462,118          (216,753)
Net loss ........................................................     $ (634,734)       $ (24,656)     $ (917,380)        $(239,292)

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Per share data:
Basic loss per share ............................................     $    (0.22)       $   (0.01)     $    (0.32)        $   (0.08)
   Weighted average number of shares outstanding ................      2,884,249        2,884,010       2,884,249         2,938,665

Diluted loss per share ..........................................     $    (0.22)       $   (0.01)     $    (0.32)        $   (0.08)
Weighted average number of shares outstanding,
  including dilutive stock options ..............................      2,884,249        2,884,010       2,884,249         2,938,665

Dividends per common share ......................................     $     0.05        $    0.05      $     0.15         $    0.15
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